UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 000-52594

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada T2R 0B2
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2007, the Board of Directors of Gran Tierra Energy Inc. (the "Company") approved: (i) the base salary levels for fiscal 2008 commencing January 1, 2008 for the Company's executive officers, (ii) cash bonuses for the Company's executive officers, and (iii) stock option grants for the Company's executive officers pursuant to the Company’s 2007 Equity Incentive Plan:

Name/Title	2008 Base Salary(1)	2007 Cash Bonus(1)	Stock Option Grants(2)
Dana Coffield President and Chief Executive Officer	$265,000	$150,000	237,500 shares
Martin Eden Chief Financial Officer	$236,250	$75,000	100,000 shares
Rafael Orunesu President--Argentina	$207,000	$40,000	75,000 shares
Edgar Dyes General Manager--Colombia	$220,000	$100,000	200,000 shares
Max Wei Vice President Operations	$219,420	$65,000	100,000 shares
________
(1) Messrs. Coffield, Eden and Wei’s cash compensation are reflected in Canadian dollars and Messrs. Orunesu and Dyes’ cash compensation are reflected in U.S. dollars. On December 17, 2007, the exchange rate was CND$1.0072 to US$1.00.

(2) Option to acquire the number of shares of common stock of the Company set forth in the table at an exercise price of $2.14 per share. Each option shall have a three-year vesting period commencing on the Grant Date, 1/3rd of the shares vest and become exercisable one year after the Grant Date; 1/3rd of the shares vest and become exercisable two years after the Grant Date and 1/3rd of the shares vest and become exercisable three years after the Grant Date.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Form of Option Agreement under the Company’s 2007 Equity Incentive Plan.

99.2	Form of Grant Notice under the Company’s 2007 Equity Incentive Plan.

99.3	Form of Exercise Notice under the Company’s 2007 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2007	GRAN TIERRA ENERGY INC

	By:	/s/ Martin H. Eden
Martin H. Eden
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Form of Option Agreement under the Company’s 2007 Equity Incentive Plan.

99.2	Form of Grant Notice under the Company’s 2007 Equity Incentive Plan.

99.3	Form of Exercise Notice under the Company’s 2007 Equity Incentive Plan.